Exhibit 4.11

Certificate No._____	No. of Rights _____

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED APRIL [•], 2013 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE SUBSCRIPTION AGENT.

NEPHROS, INC.

(Incorporated under the laws of the State of Delaware)

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights to Purchase Shares of Common Stock of Nephros, Inc.

Subscription Price: $0.60 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON MAY 17, 2013, UNLESS EXTENDED BY THE COMPANY. THIS CERTIFIES THAT

the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth on the face of this certificate. Each whole Right entitles the holder thereof to subscribe for and purchase 0.18776 of a share of common stock (“Share”), par value of $0.001 per Share, of Nephros, Inc., a Delaware corporation (the “Company”), at a subscription price of $0.60 per Share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of Nephros, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate. The Rights expire at 5:00 p.m. on May 17, 2013, unless extended. If the Company extends the time for exercising the Rights, it will not extend such time more than 30 days past the original expiration date. If any Shares available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Unsubscribed Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Unsubscribed Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing the “Form of Election to Purchase” on the reverse side hereof and by returning the full payment of the subscription price for each Share in accordance with the “Instructions for Use of Nephros, Inc. Subscription Rights Certificates” that accompanies this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

WITNESS the facsimile signatures of two duly authorized officers of Nephros, Inc.	NEPHROS, INC. COUNTERSIGNED AND REGISTERED

By:
John C. Houghton, President and Chief Executive Officer

By:
Gerald J. Kochanski, Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:

FORM OF ELECTION TO PURCHASE

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

The registered holder of this Rights Certificate is entitled to exercise the number of Rights shown in the upper right hand corner of the Subscription Rights Certificate and may subscribe for additional Shares upon the terms and conditions specified in the Prospectus.

The undersigned hereby notifies the Subscription Agent of its irrevocable election to subscribe for Shares in the following amounts:

To subscribe for Shares pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign below. To subscribe for Shares pursuant to your Over-Subscription Privilege, please also complete line (b).

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I subscribe for ____________ (No. of Shares) x $0.60 (Subscription Price) = $_____________ (Payment)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:

If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional Shares pursuant to your Over-Subscription Privilege:

I subscribe for ____________ (No. of Shares) x $0.60 (Subscription Price) = $_____________ (Payment)

(c) Total Amount of Payment Enclosed $_______________